UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 13, 2007
Post Properties, Inc.
Post Apartment Homes, L.P.
(Exact name of registrant as specified in its charter)
Georgia
Georgia
(State or other jurisdiction of incorporation)
1-12080
0-28226
Commission File Number
58-1550675
58-2053632
IRS Employer Identification Number
4401 Northside Parkway, Suite 800, Atlanta, Georgia 30327
(Address of principal executive offices)
Registrant’s telephone number, including area code (404) 846-5000
Not Applicable
Former Name or Former Address, if Changed Since Last Report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 13, 2007, Nicholas B. Paumgarten, a director of Post Properties, Inc. (the “Company”) notified the Company of his determination not to stand for re-election to the Company’s Board of Directors. Mr. Paumgarten’s determination did not involve a disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Mr. Paumgarten currently serves as Chairman of the Nominating and Corporate Governance Committee of the Board of Directors.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Effective February 13, 2007, the Company’s Board of Directors unanimously approved an amendment to Article IV, Section 4 of the Company’s Amended and Restated Bylaws (“Bylaws”). The amendment limits certain inspection rights under Georgia law to shareholders owning more than two percent of the Company’s outstanding shares. The above summary is qualified in its entirety by reference to the full text of (1) the Company’s Bylaws as filed with the Securities and Exchange Commission (the “SEC”) as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2003, (2) Amendment No. 1 to the Company’s Bylaws, as filed with the SEC as Appendix A to the Company’s 2004 proxy statement and (3) Amendment No. 2 to the Company’s Bylaws, a copy of which is attached to this Current Report on Form 8-K as Exhibit 3.1. The full text of each of these documents is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
3.1	Amendment No. 2 to the Amended and Restated Bylaws of Post Properties, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 20, 2007
POST PROPERTIES, INC.

	By:	/s/ David P. Stockert David P. Stockert President and Chief Executive Officer

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 20, 2007
POST APARTMENT HOMES, L.P.

	By:	POST GP HOLDINGS, INC., as General Partner

	By:	/s/ David P. Stockert David P. Stockert President and Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description

3.1	Amendment No. 2 to the Amended and Restated Bylaws of Post Properties, Inc.